UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015 (December 23, 2015)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 1.01

Entry Into a Material Definitive Agreement

Beginning in November 2015, we conducted an offering (the “Offering”) of up to $3,000,000 of our Senior Debentures (the “Debentures”) and Warrants (the “Warrants”, together with the “Debentures”, the “Securities”) to purchase up to 8,000,000 shares of common stock of the Company, par value $0.001 per share, in proportion pro rata to each Subscriber’s subscription amount relative to the total Offering amount, with 50% of the shares exercisable at a price per share of $0.05 and the other 50% of the shares exercisable at price per share of $0.075.

The Debentures will bear interest at 11%, paid quarterly, and will mature in two years. The Debentures are secured by a pledge agreement between the Company and each investor, whereby we pledged as collateral up to 49% of our shares of common stock in Eastern Sphere, Ltd., our wholly-owned subsidiary (the “Pledge Agreement”). The Pledge Agreement further provides that our obligations under the Debentures rank senior to all other indebtedness of Blue Sphere Corporation, but are subordinate to all indebtedness and liabilities of our subsidiaries and project-level operating entities. The Warrants are exercisable for 5 years from the date of issuance, with 50% exercisable at $0.05 per share and 50% exercisable at $0.075 per share

The Securities are being offered pursuant to subscription agreements with each investor (the “Subscription Agreement”). Pursuant to the Subscription Agreements, the investors in the Offering shall have the right to collectively designate one observer or member to the Company’s Board of Directors.

On December 23, 2015, the Company completed the only closing of the Offering and entered into Subscription Agreements with investors representing aggregate gross proceeds to the Company of $3,000,000.

The Company engaged Maxim Group LLC (“Maxim”) to assist in the Offering. Pursuant to the terms of an engagement letter between Maxim and the Company, Maxim received commissions equal to 7% of the gross proceeds raised by Maxim in the Offering, as well as common stock purchase warrants for a number of securities equal to 8% of the total amount of securities sold in the Offering, at a price per share equal to 110% of the price of the securities paid by investors in the Offering.

The foregoing description of the Subscription Agreement, the Debentures, the Warrants, and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Subscription Agreement, Debenture, Warrant, and Pledge Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreements were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the form of Subscription Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other U.S. Securities and Exchange Commission (“SEC”) filings.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sales of the Securities pursuant to the Subscription Agreement in Item 1.01 is incorporated herein by reference in its entirety.

The Company has sold the Securities in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investors in the Offering had access to information about the Company and their investments, took the Securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Securities. Upon issuance, the resale of the Securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01

Other Events

On December 28, 2015, the Company issued a press release tilted, “Blue Sphere Completes Financing: US $3,000,000 Debt Financing to Enhance Working Capital Position.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Form of Subscription Agreement.

10.2	Form of Senior Debenture.

10.3	Form of Warrants.

10.4	Form of Pledge Agreement.

99.1	Press Release title “Blue Sphere Completes Financing: US $3,000,000 Debt Financing to Enhance Working Capital Position”, dated December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated:	December 28, 2015	By:	/s/ Shlomi Palas
		Name:	Shlomi Palas
		Title:	President and Chief Executive Officer